UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, 38th Floor New York, New York	10055
(Address of principal executive offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry into a Material Definitive Agreement.

On February 11, 2010, Evercore Partners Inc. (“Evercore”) announced that it had entered into a Contribution and Exchange Agreement dated as of February 11, 2010 (the “Contribution and Exchange Agreement”) with certain parties affiliated with Trilantic Capital Partners Associates IV L.P. pursuant to which Evercore LP issued 500,000 newly-created Class B-4 Units (the “Partnership Units”) in exchange for the issuance to a wholly-owned subsidiary of Evercore LP of certain limited partnership interests in Trilantic Capital Partners Associates IV L.P. and certain other affiliated entities (collectively, the “Trilantic GPs”) which serve as the general partners of Trilantic Capital Partners IV L.P. and certain of its affiliated private equity funds (collectively, “Trilantic Fund IV Global”). In connection with the issuance of the Partnership Units, Evercore adopted Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of Evercore LP to provide for the creation and issuance of the new Partnership Units. The new Partnership Units are identical to the other existing Class B Units, except that the new Partnership Units are not subject to any vesting or forfeiture provisions and are subject to certain specific redemption, reacquisition and transfer provisions. In connection with the issuance of interests in the Trilantic GPs to a wholly-owned subsidiary of Evercore LP, such subsidiary of Evercore LP became a limited partner of each of the Trilantic GPs and, among other rights and obligations, will be entitled to receive 10% of the aggregate amount of carried interest in respect of all of the portfolio investments made by Trilantic Fund IV Global, subject to certain limitations.

In connection with the consummation of the transactions pursuant to the Contribution and Exchange Agreement, Evercore LP entered into a strategic alliance agreement (the “Strategic Alliance Agreement”) with the Trilantic GPs and certain affiliates thereof (“Trilantic”) pursuant to which, among other agreements, Evercore LP will use its commercially reasonable efforts to source investment opportunities for Trilantic Fund IV Global in exchange for certain transaction fees to be determined, and Trilantic will use its commercially reasonably efforts to refer to Evercore LP any mergers and acquisitions advisory services or restructuring advisory services with respect to any portfolio companies of Trilantic Fund IV Global. Trilantic Capital Management LLC, the investment advisor to Trilantic Fund IV Global, will pay an annual fee to Evercore LP equal to $2,000,000 per year for the next five years as consideration for services to be performed by Evercore LP pursuant to the Strategic Alliance Agreement. In addition, under the Strategic Alliance Agreement, Evercore LP agreed to make a capital commitment to the successor private equity fund to Trilantic Fund IV Global in an amount not less than $25,000,000 and not greater than the lesser of $50,000,000 and 2.5% of the aggregate capital commitments to such successor private equity fund, subject to certain specified conditions and requirements, including participation by Evercore LP in Trilantic’s economics payable from such successor private equity fund to be determined.

Copies of the Contribution and Exchange Agreement and the Partnership Agreement Amendment are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Contribution and Exchange Agreement and the Partnership Agreement are qualified in their entirety by reference to the complete copies of the agreements attached hereto as exhibits.

The full text of the press release announcing the transactions described herein is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Contribution and Exchange Agreement, dated as of February 11, 2010

99.1	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement, dated as of February 11, 2010

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: February 12, 2010	/s/ Adam B. Frankel
	By:	Adam B. Frankel
	Title:	General Counsel